Archrock Reports Fourth Quarter and Full Year 2021 Results

and Provides 2022 Guidance

HOUSTON, February 22, 2022 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the fourth quarter and full year 2021 and provided 2022 financial guidance.

Fourth Quarter and Full Year 2021 Highlights

●	Revenue for the fourth quarter of 2021 was $195.2 million compared to $199.3 million in the fourth quarter of 2020. Revenue for 2021 was $781.5 million compared to $875.0 million in 2020.
●	Net income for the fourth quarter of 2021 was $6.0 million compared to $4.8 million in the fourth quarter of 2020. Net income for 2021 was $28.2 million compared to a net loss of $68.4 million in 2020.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the fourth quarter of 2021 was $83.5 million compared to $88.7 million in the fourth quarter of 2020. Adjusted EBITDA for 2021 was $360.8 million compared to $414.8 million in 2020.
●	Previously-declared quarterly dividend of $0.145 per common share for the fourth quarter of 2021 resulted in dividend coverage of 2.0x. Dividend coverage for 2021 was 2.2x compared to 2.9x in 2020.
●	Leverage ratio was 4.3x at year end 2021 compared to 4.2x as of December 31, 2020.
●	Net cash provided by operating activities and free cash flow after dividend for 2021 were $237.4 million and $164.2 million, respectively.

Management Commentary and Outlook

“As the market continues to strengthen and execution by team Archrock remains excellent, we delivered a sequential increase in our contract operations revenue as well as our highest quarterly levels of operating horsepower growth and bookings for the year during the fourth quarter. We closed out 2021 generating positive net income and record annual free cash flow at the bottom of the cycle,” said Brad Childers, Archrock’s President and Chief Executive Officer. “More broadly, throughout this downturn, we’ve demonstrated the stability and cash generating power of our business, repaying $314 million in debt and returning $178 million to shareholders since the end of 2019.

“We also achieved several important technology milestones in 2021, completing the installation of expanded telematics across our fleet, launching a suite of leading-edge mobile tools for our field service technicians and migrating key support functions to our new cloud-based ERP system. These milestones reflect years of effort to radically transform our business to ensure our franchise is prepared for energy transition. With our optimized, standardized and digitized business, we are at an exciting inflection point. And, as we enter the multi-year upcycle in natural gas that we see ahead, we are invested in leveraging the strong foundation of our core compression business and evaluating complementary opportunities to help our customers decarbonize.

“Looking at 2022 capital allocation, having completed nearly $250 million in strategic divestments over the last three years, together with the opportunity to invest in high-profit, large midstream compressors, our ability to drive higher-quality EBITDA growth is accelerating. Our commitment to strong returns and reducing our emissions footprint are driving our investment strategy as we grow prudently with our customers. As such, we expect approximately 25% of our growth capex budget to fund expansion of our electric motor-drive horsepower. Finally, we are confident that the strength of our cash flows will continue to fund our well-covered and competitive dividend and allow us to maintain a healthy balance sheet,” concluded Childers.

Fourth Quarter and Full Year 2021 Financial Results

Archrock’s fourth quarter 2021 net income of $6.0 million included a pre-tax non-cash long-lived and other asset impairment of $6.2 million, a pre-tax insurance settlement related to damages to facilities and compressors caused by Hurricane Ida of $2.8 million and pre-tax restructuring costs of $950,000. Archrock’s fourth quarter 2020 net income of $4.8 million included a pre-tax non-cash long-lived and other asset impairment of $7.4 million and pre-tax restructuring costs totaling $1.4 million.

Adjusted EBITDA for the fourth quarter of 2021 of $83.5 million included $0.7 million in net gains related to the sale of compression and other assets. Adjusted EBITDA for the fourth quarter of 2020 of $88.7 million included $430,000 in net losses related to the sale of compression and other assets.

Archrock’s full year 2021 net income of $28.2 million included the following pre-tax items: non-cash long-lived and other asset impairment of $21.4 million, restructuring costs related to severance and property exit and disposals totaling $2.9 million, a non-cash write-off of unamortized deferred financing costs of $4.9 million, non-cash depreciation expense from the write-off of assets damaged in Hurricane Ida of $2.0 million and a non-income-based tax benefit of $2.5 million. Archrock’s full year 2020 net loss of $68.4 million included the following pre-tax items: non-cash impairment of the remaining $99.8 million of goodwill associated with the 2019 Elite Compression acquisition, non-cash long-lived and other asset impairments of $79.6 million, restructuring costs related to severance and property disposals totaling $8.5 million and a net benefit from tax audit settlements of $10.9 million.

Adjusted EBITDA for the full year 2021 and 2020 included $30.3 million and $10.6 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the fourth quarter of 2021, contract operations segment revenue totaled $159.5 million compared to $158.9 million in the third quarter of 2021 and $168.8 million in the fourth quarter of 2020. Gross margin was $99.0 million, compared to $97.6 million in the third quarter of 2021 and $110.2 million in the fourth quarter of 2020. This reflected a gross margin percentage of 62%, compared to 61% in the third quarter of 2021 and 65% in the prior year quarter. Total operating horsepower at the end of the fourth quarter of 2021 was 3.2 million, up 51,000 horsepower from the end of the third quarter of 2021 and compared to 3.4 million at the end of the prior year quarter. The annual decline reflected the sale of 147,000 active horsepower as part of our ongoing fleet high-grading initiative. Utilization at the end of the fourth quarter of 2021 was 84%, compared to 82% at both the end of the third quarter of 2021 and the end of the fourth quarter of 2020.

Aftermarket Services

For the fourth quarter of 2021, aftermarket services segment revenue totaled $35.7 million, compared to $36.3 million in the third quarter of 2021 due to a seasonal slowdown. Fourth quarter 2021 aftermarket services revenue was up from $30.6 million in the fourth quarter of 2020, driven by higher parts sales and service activity. Gross margin of $5.2 million compared to $5.6 million in the third quarter of 2021 and was up from $3.8 million in the fourth quarter of 2020. Gross margin percentage was 15%, flat compared to the third quarter of 2021 and up from 13% in the prior year quarter.

Balance Sheet

Long-term debt was $1.5 billion at December 31, 2021, reflecting net debt repayment of $158.5 million for the full year 2021. Our leverage ratio was 4.3x, compared to 4.2x as of December 31, 2020. Our available liquidity totaled $502.5 million as of December 31, 2021.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, resulting in dividend coverage in the fourth quarter of 2021 of 2.0x. The dividend was paid on February 15, 2022 to stockholders of record at the close of business on February 8, 2022.

2022 Annual Guidance

Archrock is providing annual guidance as listed below. All figures are in thousands, except percentages and ratios:

	Full Year 2022 Guidance
	Low	High
Net income (1)	$15,000	$55,000
Adjusted EBITDA (2)	320,000	360,000
Cash available for dividend (3)(4)	163,000	181,000

Segment
Contract operations revenue	$660,000	$690,000
Contract operations gross margin percentage	60%	62%
Aftermarket services revenue	$140,000	$155,000
Aftermarket services gross margin percentage	16%	18%

Selling, general and administrative	$113,000	$115,000

Capital expenditures
Growth capital expenditures	$150,000	$150,000
Maintenance capital expenditures	55,000	75,000
Other capital expenditures	8,000	10,000

(1)	2022 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2021 and 2020 was $21.4 million and $79.6 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(9.5) million and $19.1 million for the years 2021 and 2020, respectively.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2021		2021		2020		2021		2020
Net income (loss)	$5,992		$9,304		$4,791		$28,217		$(68,445)
Adjusted EBITDA	$83,499		$92,351		$88,712		$360,809		$414,770

Contract operations revenue	$159,501		$158,911		$168,772		$648,311		$738,918
Contract operations gross margin	$99,047		$97,631		$110,170		$403,825		$477,831
Contract operations gross margin percentage	62%		61%		65%		62%		65%

Aftermarket services revenue	$35,748		$36,255		$30,554		$133,150		$136,052
Aftermarket services gross margin	$5,242		$5,603		$3,834		$18,719		$19,946
Aftermarket services gross margin percentage	15%		15%		13%		14%		15%

Selling, general, and administrative	$27,167		$28,839		$27,048		$107,167		$105,100

Cash available for dividend	$45,545		$50,128		$56,311		$199,838		$253,707
Cash available for dividend coverage	2.0	x	2.2	x	2.5	x	2.2	x	2.9	x

Free cash flow	$6,928		$120,828		$65,408		253,507		250,247
Free cash flow after dividend	$(15,423)		$98,322		$43,231		164,164		161,415

Total available horsepower (at period end)	3,878		3,913		4,120
Total operating horsepower (at period end)	3,247		3,196		3,388
Horsepower utilization spot (at period end)	84%		82%		82%

Conference Call Details

Archrock will host a conference call on Wednesday, February 23, 2022, to discuss fourth quarter and full year 2021 financial results and 2022 guidance. The call will begin at 10:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-440-5667 in the United States and Canada or 1-646-960-0476 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

*****

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, goodwill impairment, restructuring charges, debt extinguishment loss, non-cash stock-based compensation expense, indemnification income (expense), net and other items. A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and a reconciliation of our full year 2022 Adjusted EBITDA guidance to net income (loss) appear below.

Gross margin, a non-GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, goodwill impairment, restructuring charges, debt extinguishment loss, non-cash stock-based compensation expense, indemnification income (expense), net and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income (loss) and net cash provided by operating activities, the most directly comparable GAAP measures, appear below.

Free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression. Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: the effects of the COVID-19 pandemic on our business, operations, customers and financial conditions; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events, including the COVID-19 pandemic; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2020, Archrock’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Revenue:
Contract operations	$159,501	$158,911	$168,772	$648,311	$738,918
Aftermarket services	35,748	36,255	30,554	133,150	136,052
Total revenue	195,249	195,166	199,326	781,461	874,970
Cost of sales (excluding depreciation and amortization):
Contract operations	60,454	61,280	58,602	244,486	261,087
Aftermarket services	30,506	30,652	26,720	114,431	116,106
Total cost of sales (excluding depreciation and amortization)	90,960	91,932	85,322	358,917	377,193
Selling, general and administrative	27,167	28,839	27,048	107,167	105,100
Depreciation and amortization	43,761	45,280	47,188	178,946	193,138
Long-lived and other asset impairment	6,243	5,121	7,424	21,397	79,556
Goodwill impairment	—	—	—	—	99,830
Restructuring charges	950	313	1,414	2,903	8,450
Interest expense	25,424	25,508	25,052	108,135	105,716
Debt extinguishment loss	—	—	—	—	3,971
(Gain) loss on sale of assets, net	(709)	(15,393)	430	(30,258)	(10,643)
Other (income) expense, net	(3,073)	337	(42)	(4,707)	(1,359)
Income (loss) before income taxes	4,526	13,229	5,490	38,961	(85,982)
Provision for (benefit from) income taxes	(1,466)	3,925	699	10,744	(17,537)
Net income (loss)	$5,992	$9,304	$4,791	$28,217	$(68,445)

Basic and diluted net income (loss) per common share (1)	$0.04	$0.06	$0.03	$0.18	$(0.46)

Weighted average common shares outstanding:
Basic	152,320	152,158	151,161	151,684	150,828
Diluted	152,442	152,297	151,215	151,830	150,828

(1)	Basic and diluted net income (loss) per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended	Year Ended
December 31,	September 30,	December 31,	December 31,	December 31,
2021	2021	2020	2021	2020
Revenue:
Contract operations	$159,501	$158,911	$168,772	$648,311	$738,918
Aftermarket services	35,748	36,255	30,554	133,150	136,052
Total revenue	$195,249	$195,166	$199,326	$781,461	$874,970

Gross margin (1):
Contract operations	$99,047	$97,631	$110,170	$403,825	$477,831
Aftermarket services	5,242	5,603	3,834	18,719	19,946
Total gross margin	$104,289	$103,234	$114,004	$422,544	$497,777

Gross margin percentage:
Contract operations	62%	61%	65%	62%	65%
Aftermarket services	15%	15%	13%	14%	15%
Total gross margin percentage	53%	53%	57%	54%	57%

Selling, general and administrative	$27,167	$28,839	$27,048	$107,167	$105,100
% of revenue	14%	15%	14%	14%	12%

Adjusted EBITDA (1)	$83,499	$92,351	$88,712	$360,809	$414,770
% of revenue	43%	47%	45%	46%	47%

Capital expenditures	$27,004	$32,132	$9,959	$97,885	$140,302
Proceeds from sale of property, plant and equipment and other assets	(5,149)	(70,785)	(5,605)	(112,907)	(52,562)
Net capital expenditures	$21,855	$(38,653)	$4,354	$(15,022)	$87,740

Total available horsepower (at period end) (2)	3,878	3,913	4,120	3,878	4,120
Total operating horsepower (at period end) (3)	3,247	3,196	3,388	3,247	3,388
Average operating horsepower	3,220	3,225	3,423	3,282	3,657
Horsepower utilization:
Spot (at period end)	84%	82%	82%	84%	82%
Average	83%	82%	83%	82%	86%

Dividend declared for the period per share	$0.145	$0.145	$0.145	$0.580	$0.580
Dividend declared for the period to all shareholders	$22,598	$22,393	$22,192	$89,590	$88,853
Cash available for dividend coverage (4)	2.0	x	2.2	x	2.5	x	2.2	x	2.9	x

Free cash flow (5)	$6,928	$120,828	$65,408	$253,507	$250,247
Free cash flow after dividend (5)	$(15,423)	$98,322	$43,231	$164,164	$161,415

(1)	Management believes gross margin and Adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower, and includes new compressor units completed by a third party manufacturer that have been delivered to us.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.
(5)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance and the amount of cash that is available for dividends, debt repayment and other general corporate purposes.

	December 31,	September 30,	December 31,
	2021	2021	2020
Balance Sheet
Long-term debt (1)	$1,530,825	$1,516,135	$1,688,867
Total equity	891,438	904,047	935,557

(1)	Carrying values are shown net of unamortized debt premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Gross Margin
Net income (loss)	$5,992	$9,304	$4,791	$28,217	$(68,445)
Depreciation and amortization	43,761	45,280	47,188	178,946	193,138
Long-lived and other asset impairment	6,243	5,121	7,424	21,397	79,556
Goodwill impairment	—	—	—	—	99,830
Restructuring charges	950	313	1,414	2,903	8,450
Interest expense	25,424	25,508	25,052	108,135	105,716
Debt extinguishment loss	—	—	—	—	3,971
Stock-based compensation expense	2,595	2,900	2,128	11,336	10,551
Indemnification (income) expense, net (1)	—	—	16	(869)	(460)
Provision for (benefit from) income taxes	(1,466)	3,925	699	10,744	(17,537)
Adjusted EBITDA (2)	83,499	92,351	88,712	360,809	414,770
Selling, general and administrative	27,167	28,839	27,048	107,167	105,100
Stock-based compensation expense	(2,595)	(2,900)	(2,128)	(11,336)	(10,551)
Indemnification income (expense), net (1)	—	—	(16)	869	460
(Gain) loss on sale of assets, net	(709)	(15,393)	430	(30,258)	(10,643)
Other (income) expense, net	(3,073)	337	(42)	(4,707)	(1,359)
Gross margin (2)	$104,289	$103,234	$114,004	$422,544	$497,777

(1)	Represents the net income earned or net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Dividend
Net income (loss)	$5,992	$9,304	$4,791	$28,217	$(68,445)
Depreciation and amortization	43,761	45,280	47,188	178,946	193,138
Long-lived and other asset impairment	6,243	5,121	7,424	21,397	79,556
Goodwill impairment	—	—	—	—	99,830
Restructuring charges	950	313	1,414	2,903	8,450
Interest expense	25,424	25,508	25,052	108,135	105,716
Debt extinguishment loss	—	—	—	—	3,971
Stock-based compensation expense	2,595	2,900	2,128	11,336	10,551
Indemnification (income) expense, net	—	—	16	(869)	(460)
Provision for (benefit from) income taxes	(1,466)	3,925	699	10,744	(17,537)
Adjusted EBITDA (1)	83,499	92,351	88,712	360,809	414,770
Less: Maintenance capital expenditures	(11,883)	(14,086)	(4,019)	(47,346)	(31,958)
Less: Other capital expenditures	(1,789)	(3,430)	(4,763)	(13,376)	(29,214)
Less: Cash tax refund (payment)	358	—	118	(247)	(94)
Less: Cash interest expense	(24,640)	(24,707)	(23,737)	(100,002)	(99,797)
Cash available for dividend (2)	$45,545	$50,128	$56,311	$199,838	$253,707

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Reconciliation of Cash Flows From Operating Activities to Cash Available for Dividend
Net cash provided by operating activities	$28,675	$82,108	$68,444	$237,400	$335,278
Inventory write-downs	(376)	(110)	(434)	(997)	(1,349)
Provision for credit losses	241	(366)	(1,290)	90	(3,525)
Gain (loss) on sale of assets, net	709	15,393	(430)	30,258	10,643
Current income tax provision (benefit)	(67)	142	175	365	227
Cash tax refund (payment)	358	—	118	(247)	(94)
Amortization of operating lease ROU assets	(958)	(1,031)	(922)	(3,880)	(3,477)
Amortization of contract costs	(4,467)	(4,771)	(6,343)	(19,990)	(26,629)
Deferred revenue recognized in earnings	2,301	3,033	2,306	10,382	19,489
Cash restructuring charges	950	313	1,414	2,903	6,790
Indemnification (income) expense, net	—	—	16	(869)	(460)
Changes in assets and liabilities	32,958	(25,953)	3,099	9,535	(19,098)
Maintenance capital expenditures	(11,883)	(14,086)	(4,019)	(47,346)	(31,958)
Other capital expenditures	(1,789)	(3,430)	(4,763)	(13,376)	(29,214)
Payments for settlement of interest rate swaps that include financing elements	(1,107)	(1,114)	(1,060)	(4,390)	(2,916)
Cash available for dividend (1)	$45,545	$50,128	$56,311	$199,838	$253,707

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Reconciliation of Cash Flows From Operating Activities to Free Cash Flow and Free Cash Flow After Dividend
Net cash provided by operating activities	$28,675	$82,108	$68,444	$237,400	$335,278
Net cash provided by (used in) investing activities	(21,747)	38,720	(3,036)	16,107	(85,031)
Free cash flow (1)	6,928	120,828	65,408	253,507	250,247
Dividends paid to stockholders	(22,351)	(22,506)	(22,177)	(89,343)	(88,832)
Free cash flow after dividend (1)	$(15,423)	$98,322	$43,231	$164,164	$161,415

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance and the amount of cash that is available for dividends, debt repayment and other general corporate purposes.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands)

	Annual Guidance Range
	2022
	Low	High
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income (1)	$15,000	$55,000
Depreciation and amortization	179,000	179,000
Interest expense	98,000	98,000
Stock-based compensation expense	11,000	11,000
Provision for income taxes	17,000	17,000
Adjusted EBITDA (2)	320,000	360,000
Less: Maintenance capital expenditures	55,000	75,000
Less: Other capital expenditures	8,000	10,000
Less: Cash tax refund	(1,000)	(1,000)
Less: Cash interest expense	95,000	95,000
Cash available for dividend (3)(4)	$163,000	$181,000

(1)	2022 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2021 and 2020 was $21.4 million and $79.6 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(9.5) million and $19.1 million for the years 2021 and 2020, respectively.